UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2009

URS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of jurisdiction of incorporation)
1-7567 (Commission File No.)	94-1381538 (IRS Employer Identification No.)

600 Montgomery Street, 26th Floor
San Francisco, California 94111-2728
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (415) 774-2700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Director

On November 17, 2009, the Board of Directors of URS Corporation (“URS”) increased the authorized number of directors from ten to eleven and appointed William Harrison Frist, Sr. to fill the vacancy. The Board determined that Senator Frist is independent within the meaning of the rules of the New York Stock Exchange and URS’ Corporate Governance Guidelines. No determinations have yet been made regarding any Board committees on which Senator Frist will be asked to serve. A copy of the press release announcing Senator Frist’s appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference. In addition, Senator Frist is entitled to receive the standard compensation and indemnification arrangements given to other URS non-management directors disclosed in URS’ Annual Report on Form 10-K filed on March 3, 2009 and in URS’ Definitive Proxy filed on April 22, 2009.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated November 18, 2009, entitled “William H. Frist Joins URS Board.” FILED HEREWITH.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, URS Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URS CORPORATION

Dated: November 18, 2009	By:	/s/ Reed N. Brimhall
Reed N. Brimhall
Vice President, Controller and Chief Accounting Officer

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated November 18, 2009, entitled “William H. Frist Joins URS Board.” FILED HEREWITH.

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